                                 FIRST AMENDMENT

         THIS FIRST AMENDMENT dated as of August 13, 1999 (this "Amendment") amends the Amended and Restated Credit Agreement dated as of August 1, 1997 (the "Credit Agreement") among PENTAIR, INC., EUROPENTAIR GMBH, PENTAIR CANADA, INC., BANK OF AMERICA, N.A. (formerly Bank of America National Trust and Savings Association) as U.S. Dollar Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as a Bank and as Overnight Administrative Agent, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a Bank and as a G-7 Currency Administrative Agent, and NBD BANK, THE BANK OF TOKYO-MITSUBISHI, LTD, ABN AMRO BANK N.V. and DRESDNER BANK AG, as Banks, and various affiliates of the Banks which are parties to the Canadian Facility. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, the Borrowers, the Banks and the Agents have entered into the Credit Agreement; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1 AMENDMENTS. Effective on (and subject to the occurrence of) the First Amendment Effective Date (as defined below), the Credit Agreement shall be amended as set forth below:

         1.1 ADDITION OF DEFINITIONS. The following definitions are added to
Section 1.1 in appropriate alphabetical sequence:

                  "DAILY PRICING MARGIN" - see the attached Pricing Grid.

                  "EBITDA" means, for any period, the sum of the consolidated net income of Pentair for such period excluding the effect of (i) the special $38,000,000 restructuring charge taken in the first fiscal quarter of 1999 and (ii) any extraordinary or non-recurring gains and any extraordinary or non-recurring non-cash losses in such period PLUS, to the extent deducted in determining such consolidated net income, Interest Expense, income tax expense, depreciation and amortization for such period.

                  "INTEREST COVERAGE RATIO" means, for any period, the ratio of
         (i) EBITDA plus rent expense for such period to (ii) Interest Expense plus rent expense for such period.

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              "FACILITY FEE RATE" - see the attached Pricing Grid.

              "LEVERAGE RATIO" means, as of any date, the ratio of (a) the sum (without duplication) of (i) all Debt of Pentair and its Consolidated Subsidiaries, plus (ii) all Synthetic Lease Obligations of Pentair and its Consolidated Subsidiaries, plus (iii) the outstanding investments in all receivables sold pursuant to Sales of Receivables, all determined on a consolidated basis, to (b) EBITDA for the period of four consecutive fiscal quarters most recently ended on or before such date for which financial statements have been delivered pursuant to
     Section 12.1; PROVIDED that for purposes of calculating EBITDA pursuant to this CLAUSE (B), the consolidated net income of any Person or business unit acquired by the Company or any Subsidiary during such period (plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person or business unit) shall be included on a PRO FORMA basis for such period (assuming the consummation of each such acquisition and the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period) in accordance with
     Article 11 of Regulation S-X of the Securities and Exchange Commission.

              "SYNTHETIC LEASE OBLIGATIONS" means obligations under operating leases (as determined pursuant to Statement of Financial Accounting Standards No. 13) of properties which are reported for United States income tax purposes as owned by Pentair or a Consolidated Subsidiary, capitalized as if such operating leases were capital leases in accordance with generally accepted accounting principles.

     1.2 AMENDMENT TO DEFINITION OF CD MARGIN. The definition of CD Margin is amended in its entirety to read as follows:

                  "CD MARGIN" - see the attached Pricing Grid.

      1.3 AMENDMENT TO DEFINITION OF DAILY PRICING RATE. The definition of Daily Pricing Rate is amended in its entirety to read as follows:

              "DAILY PRICING RATE" means for any day a rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula, which rate shall continue in effect until the next succeeding Business Day:


        Daily              LIBO Rate
-----  Pricing   =     100 - Eurocurrency     PLUS    Daily
        Rate           Reserve Percentage
                         Pricing Margin

      1.4      Amendment to Definition of Eurocurrency Margin.   The
definition of Eurocurrency Margin is amended in its entirety to read as follows:

      "EUROCURRENCY MARGIN" - see that attached Pricing Grid.

      1.5 DELETION OF DEFINITIONS. The definitions of "Adjusted Debt to Total Capital Ratio" and "Debt to Total Capital Ratio" are deleted from
Section 1.1.

      1.6 AMENDMENT TO FACILITY FEE RATE. Clause (a) of Section 2.6 is amended in its entirety to read as follows:

               (a) During the term of this Agreement, the Borrowers shall pay to the U.S. Dollar Administrative Agent for the account of each Bank a Facility Fee on such Bank's Commitment in U.S. Dollars at a rate per annum equal to the Facility Fee Rate.

       1.7 ADJUSTMENTS TO PRICING. Section 2.14 is amended in its entirety to read as follows:

               SECTION 2.14 ADJUSTMENTS TO MARGINS AND FACILITY FEES. Beginning on the date of the effectiveness of the First Amendment to this Agreement, the CD Margin shall be 0.675%, the Daily Pricing Margin shall be 0.575%, the Eurocurrency Margin shall be 0.55% and the Facility Fee Rate shall be 0.20%. Thereafter, each of the foregoing shall be adjusted, to the extent applicable, in accordance with the attached Pricing Grid, 50 days (or, in the case of the last fiscal quarter of any fiscal year, 95 days) after the end of each fiscal quarter of Pentair based on the Leverage Ratio as of the last day of such fiscal quarter; PROVIDED that if Pentair fails to deliver the financial statements and compliance certificate required by Section 12.1(a) or (b) and Section 12.1(c) by the 50th (or, if applicable, the 95th) day after any fiscal quarter, the Leverage Ratio shall be deemed to be greater than 3.5 to 1 until such statements and certificate are delivered; PROVIDED, FURTHER, that if Pentair has received a rating on its senior, unsecured long-term debt from both Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, THEN the CD
      Margin, the Daily Pricing Margin, the Eurocurrency Margin and the Facility Fee Rate, (collectively the "Pricing") shall be determined on a daily basis in accordance with the attached Pricing Grid by reference to such ratings (and if there is a split in such ratings, the Pricing shall be determined based on the lower of such ratings (unless Level IV on the attached Pricing Grid applies)).

      1.8 LEVERAGE RATIO. Section 12.2 is amended in its entirety to read as follows:

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              SECTION 12.2 MAXIMUM LEVERAGE RATIO. Pentair shall not at any time permit the Leverage Ratio to exceed the applicable ratio set forth below during any period set forth below:

     FISCAL QUARTER ENDING:                                  LEVERAGE RATIO
     Prior to 6/29/00                                           3.90 to 1.0
     6/30/00 through 12/30/00                                   3.25 to 1.0
     12/31/00 and thereaftera                                   3.00 to 1.0.


     1.9 INTEREST COVERAGE RATIO. Section 12.4 is amended in its entirety to read as follows:

              SECTION 12.4 MINIMUM INTEREST COVERAGE RATIO. Pentair shall not permit the Interest Coverage Ratio (i) for any Computation Period ending prior to March 31, 2000 to be less than 2.50 to 1 and (ii) for any Computation Period ending on or after March 31, 2000 to be less than 3.00 to 1. For purposes of the foregoing, a "Computation Period" is any period of four consecutive fiscal quarters of Pentair ending on the last day of a fiscal quarter.

     1.10 PRICING GRID. The Pricing Grid attached hereto is added to the Credit Agreement as an attachment thereto.

      SECTION 2 REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to the Banks that (a) each of the representations and warranties set forth in the Credit Agreement is true and correct as of the date of the execution and delivery of this Amendment by the Borrowers, with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), (b) the execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Credit Agreement, as amended hereby (as so amended, the "Amended Credit Agreement"), (i) are within the powers of the Borrowers, (ii) have been duly authorized by all necessary action on the part of the Borrowers, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with (A) any provision of law or the certificate of incorporation or by-laws or other organizational documents of any Borrower or (B) any agreement, judgment, injunction, order, decree or other instrument binding upon any Borrower or any Subsidiary of Pentair and
(c) the Amended Credit Agreement is the legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies..

         SECTION 3 EFFECTIVENESS. This Amendment shall become effective on the date (the "First Amendment Effective Date") when the U.S. Dollar Administrative Agent shall have received each of the following documents:

               (a) counterparts of this Amendment executed by each of the Borrowers, the U.S. Dollar Administrative Agent, the G-7 Currency Administrative Agent, the Overnight Administrative
      Agent and the Required Banks;

               (b) a certificate of the secretary or an assistant secretary of each of the Borrowers as to:

                        (i) resolutions of the board of directors of each of
               the Borrowers authorizing the execution and delivery of this Amendment and the performance by each of the Borrowers of its obligations under the Amended Credit Agreement; and

                        (ii) the incumbency and signatures of those of its officers authorized to execute and deliver this Amendment;

               (c) the legal opinion of Henson & Efron, counsel for the Borrowers, substantially in the form of EXHIBIT A hereto; and

               (d) such other documents as the Banks may reasonably request.

      SECTION 4  MISCELLANEOUS.

      4.1 CONTINUING EFFECTIVENESS, ETC. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the First Amendment Effective Date, all references in the Credit Agreement and the Notes to "Credit Agreement", "Agreement" or similar terms shall refer to the Amended Credit Agreement.

         4.2 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         4.3 EXPENSES. The Borrowers agree to pay the reasonable costs and expenses of the Agents (including attorney's fees and expenses) in connection with the preparation, execution and delivery of this Amendment.

         4.4 GOVERNING LAW. This Amendment shall be a contract made under and governed by the internal laws of the State of Minnesota applicable to contracts made and to be performed entirely within such State.

         4.5 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon the Borrowers, the Banks and the Agents and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Banks and the Agents and the respective successors and assigns of the Banks and the Agents.

         Delivered at Minneapolis, Minnesota as of the day and year first above written.

                                      PENTAIR, INC., for itself, as guarantor
                                      and as agent for the Borrowers


                                      By: /s/ Richard W. Ingman
                                         ---------------------------
                                      Title: CFO
                                            ------------------------

                                      PENTAIR CANADA, INC.


                                      By: /s/ Roy T. Rueb
                                         ---------------------------
                                      Title: Secretary
                                            ------------------------


                                      EUROPENTAIR GmbH

                                      By: /s/ Roy T. Rueb
                                         ---------------------------
                                      Title: Drokurist
                                            ------------------------


                                      BANK OF AMERICA, N.A.,
                                      as U.S. Dollar Administrative Agent

                                      By: /s/ Gary Flieger
                                         ---------------------------
                                      Title: Vice President
                                            ------------------------


                                      U.S. BANK NATIONAL ASSOCIATION,
                                      as Overnight Administrative Agent

                                      By: /s/ Mark R. Olmon
                                         ---------------------------
                                      Title: Senior Vice President
                                            ------------------------

                                      MORGAN GUARANTY TRUST

                                      COMPANY
                                      OF NEW YORK, as G-7 Currency
                                      Administrative
                                      Agent

                                      By: /s/ Robert Bottamedi
                                         ---------------------------
                                      Title: Vice President
                                            ------------------------


                                      BANK OF AMERICA, N.A.

                                      By: /s/ Valerie C. Mills
                                         ---------------------------
                                      Title: Managing Director
                                            ------------------------

                                      U.S. BANK NATIONAL ASSOCIATION

                                      By: /s/ Mark R. Olmon
                                         ---------------------------
                                      Title: Senior Vice President
                                            ------------------------

                                      MORGAN GUARANTY TRUST
                                      COMPANY
                                      OF NEW YORK

                                      By: /s/ Robert Bottamedi
                                         ---------------------------
                                      Title: Vice President
                                            ------------------------


                                      NBD BANK

                                      By: /s/ Mike A. Basak
                                         ---------------------------
                                      Title: Sr. Vice President
                                            ------------------------


                                      THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                      CHICAGO BRANCH

                                      By: /s/ Jeffrey Arnold
                                         ---------------------------

                                      Title: Vice President and Manager
                                            ------------------------


                                      ABN AMRO BANK N.V., CHICAGO BRANCH


                                      By: n/a
                                         ---------------------------
                                      Title:
                                            ------------------------


                                      By: n/a
                                         ---------------------------
                                      Title:
                                            ------------------------

                                      DRESDNER BANK AG CHICAGO
                                      AND GRAND CAYMAN BRANCHES

                                      By: n/a
                                         ---------------------------
                                      Title:
                                            ------------------------


                                      By: n/a
                                         ---------------------------
                                      Title:
                                            ------------------------